Exhibit 10.11
                              THE JUDGE GROUP, INC.

                      NON-QUALIFIED STOCK OPTION AGREEMENT


          This NON-QUALIFIED STOCK OPTION AGREEMENT is made as of the 17th day of April, 1997 (the "Grant Date"), between The Judge Group, Inc., a Pennsylvania corporation (the "Company"), and James C. Hahn, a non-employee director of the Company (the "Non-Employee Director").

          WHEREAS, the Company desires to afford the Non-Employee Director an opportunity to purchase shares of common stock of the Company ("Common Shares") as hereinafter provided;

          NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration the legal sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereunder, agree as follows:

          1. Grant of Option. The Company hereby grants to the Non-Employee Director the right and option (the "Option") to purchase all or any part of an aggregate of 10,000 Common Shares. The Option is in all respects limited and conditioned as hereinafter provided. The Option granted hereunder is a non-qualified stock option.

          2. Purchase Price. The purchase price per share of the Common Shares covered by the Option shall be $3.25. It is the determination of the Company's Stock Option Committee (the "Committee") that the Option price was equal to the greater of one hundred percent (100%) of the fair market value of the Common Shares, or the par value thereof, on the Grant Date.

          3. Term. Unless earlier terminated pursuant to any provision of this Option Agreement, this Option shall expire on April 17, 2007 (the "Expiration Date"), which date is ten (10) years from the Grant Date. This Option shall not be exercisable on or after the Expiration Date.

          4. Exercise of Option. This Option may be exercised in four equal annual installments commencing with the first anniversary of the Grant Date but only if the Non-Employee Director has attended at least seventy-five (75) percent of the Board of Director meetings during the twelve (12) month period immediately preceding the date the annual installment first becomes exercisable. In the event the Non-Employee Director fails to attend at least seventy-five
(75) percent of the Board of Director meetings during the twelve (12) month period immediately preceding the date the annual installment first becomes exercisable, the Options otherwise exercisable in that installment shall not be exercisable but shall be cancelled. Options


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that become exercisable in accordance with the foregoing shall remain exercisable, subject to the provisions contained in this Option Agreement, until the expiration of the term of this Option as set forth in Paragraph 3 or until other termination of the Option.

          5. Method of Exercising Option. Subject to the terms and conditions of this Option Agreement, the Option may be exercised upon written notice to the Company, at its principal office, which is located at 2 Bala Plaza, Suite 405, Bala Cynwyd, Pennsylvania 19004. Such notice (a suggested form of which is attached) shall state the election to exercise the Option and the number of shares with respect to which it is being exercised; shall be signed by the person or persons so exercising the Option; shall, if the Company so requests, be accompanied by the investment certificate referred to in Paragraph 6 hereof and shall be accompanied by payment of the full Option price of such shares.

          The Option price shall be paid to the Company (i) in cash, or in its equivalent, or (ii) unless in the opinion of counsel to the Company to do so may result in a possible violation of law and subject to advance approval by the Committee (or, if the Committee does not consist solely of two or more non-employee directors within the meaning of Rule 16b-3(b)(3)(i) under section 16(b) of the Securities Exchange Act of 1934, as amended, or any successor thereto, by the full Board of Directors of the Company), in whole or in part through the transfer of Common Shares previously acquired by the Non-Employee Director, provided the Common Shares so transferred have been held by the Non-Employee Director for more than 12 months on the date of exercise.

          In the event the Option price is paid, in whole or in part, with Common Shares, the portion of the exercise price so paid shall equal the fair market value of such Common Shares on the date of exercise as determined by the Committee. If there is a market for Common Shares on a registered securities exchange or in an over-the-counter market, "fair market value" shall equal the quoted closing price of Common Shares on the date of exercise.

          Upon receipt of such notice and payment, the Company, as promptly as practicable, shall deliver or cause to be delivered a certificate or certificates representing the shares with respect to which the Option is so exercised. The certificate or certificates for the shares as to which the Option shall have been so exercised shall be registered in the name of the person or persons so exercising the Option (or, if the Option shall be exercised by the Non-Employee Director and if the Non-Employee Director shall so request in the notice exercising the Option, shall be registered in the name of the Non-Employee Director and the Non-Employee Director's spouse, jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person or persons exercising the Option. In the event the Option shall be exercised by any person or persons after the legal disability or death of the Non-Employee Director, such notice shall be


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accompanied by appropriate proof of the right of such person or persons to exercise the Option. All shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and non-assessable by the Company.

          6. Shares to be Purchased for Investment. Unless the Company has theretofore notified the Non-Employee Director that a registration statement covering the shares to be acquired upon the exercise of the Option has become effective under the Securities Act of 1933 and the Company has not thereafter notified the Non-Employee Director that such registration is no longer effective, it shall be a condition to any exercise of this Option that the shares acquired upon such exercise be acquired for investment and not with a view to distribution, and the person effecting such exercise shall submit to the Company a certificate of such investment intent, together with such other evidence supporting the same as the Company may request. The Company shall be entitled to restrict the transferability of the shares issued upon any such exercise to the extent necessary to avoid a risk of violation of the Securities Act of 1933 (or of any rules or regulations promulgated thereunder) or of any state laws or regulations. Such restrictions may, at the option of the Company, be noted or set forth in full on the share certificates.

          7. Non-Transferability of Option. This Option is not assignable or transferable, in whole or in part, by the Non-Employee Director otherwise than by the laws of descent and distribution, and during the lifetime of the Non-Employee Director the Option shall be exercisable only by the Non-Employee Director or by his or her guardian or legal representative.

          8. Termination of Service as a Director. If the Non-Employee Director's service as a director with the Company is terminated for any reason other than death or disability prior to the Expiration Date of this Option as set forth in Paragraph 3, this Option may be exercised, to the extent of the number of shares with respect to which the Non-Employee Director could have exercised it on the date of such termination of service as a director by the Non-Employee Director at any time prior to the earlier of:

          (a)  The Expiration Date specified in Paragraph 3; or

          (b) Three (3) months after the date of such termination of service as a director.

          9. Disability. If the Non-Employee Director becomes disabled (within the meaning of section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code")), during the period in which he or she is a director with the Company and, prior to the Expiration Date of this Option as set forth in Paragraph 3, the Non-Employee Director's position as a director with the Company is terminated as a consequence of such disability, this Option may be exercised, to the extent of the number of shares with respect to which the Non-Employee Director could have


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exercised it on the date he or she ceased to be a director, by the Non-Employee
Director, or in the event of the Non-Employee Director's legal disability, by the Non-Employee Director's legal representative, at any time prior to the earlier of:

          (a)  The Expiration Date specified in Paragraph 3; or

          (b) One (1) year after the date of the Non-Employee Director's ceasing to be a director by reason of disability.

          10. Death. If the Non-Employee Director ceases to be a director of the Company by reason of his or her death and prior to the Expiration Date of this Option as set forth in Paragraph 3, or if a Non-Employee Director who ceases to be a director for any reason (as described in Paragraphs 8 or 9 above) and the Non-Employee Director dies following his or her ceasing to be a director but prior to the earlier of the Expiration Date of this Option as set forth in Paragraph 3 above, or the expiration of the period determined under Paragraph 8 or 9 above, this Option may be exercised, to the extent of the number of shares with respect to which the Non-Employee Director could have exercised it on the date of his or her death by the Non-Employee Director's estate, personal representative or beneficiary who acquired the right to exercise this Option by bequest or inheritance or by reason of the Non-Employee Director's death, at any time prior to the earlier of:

          (a)  The Expiration Date specified in Paragraph 3; or

          (b)  One (1) year after the date of the Non-Employee Director's death.

          11. Endorsement on Share Certificates. At the option of the Company, each certificate representing the Common Shares covered by this Option may, where appropriate, bear a legend restricting the transferability of such Common Shares.

          12. Capital Adjustments. The number of shares issuable upon exercise of this Option, and the exercise price per share, shall, in accordance with the provisions of section 424(a) of the Code, be adjusted to reflect any stock dividend, stock split, share combination, or similar change in the capitalization of the Company. In the event of a corporate transaction (as that term is described in section 424(a) of the Code and the Treasury Regulations issued thereunder), this Option shall be assumed by the surviving or successor corporation. Notwithstanding the foregoing, in the event of a corporate transaction (as described above) in which holders of Common Shares are to receive cash, securities or other property, and provision is not made for the continuance and assumption of this Option, this Option shall terminate as of the last business day immediately preceding the closing date of such corporate transaction and the Company shall pay to the Non-Employee Director an amount in cash with respect to each share to which the terminated Option pertains equal to the difference between the Option exercise price and the value of the consideration to be



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received by the holders of Common Shares in connection with such transaction.

          13. Rights as Shareholder. The Option shall not entitle the Non-Employee Director to any rights as a shareholder of the Company prior to the exercise of the Option and the issuance of the shares pursuant hereto.

          14. No Obligation to Exercise Option. The granting of this Option shall impose no obligation upon the Non-Employee Director to exercise such Option.

          15. Governing Law. This Option Agreement shall be governed by applicable Federal law and otherwise by the laws of the Commonwealth of Pennsylvania.

          IN WITNESS WHEREOF, the Company has caused this Non-Qualified Stock Option Agreement to be duly executed by its officer thereunto duly authorized, and the Non-Employee Director has hereunto set his or her hand and seal, all on the day and year first above written.

ATTEST:

[SEAL]                             THE JUDGE GROUP, INC.


 /s/ Katharine A. Wiercinski       By:/s/ Martin E. Judge, Jr.
-----------------------------         --------------------------
Secretary                             Martin E. Judge, Jr.


                                   NON-EMPLOYEE DIRECTOR


/s/ Karen M. Keating                  /s/ James C. Hahn
-----------------------------         --------------------------
          Witness






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                              THE JUDGE GROUP, INC.

                Notice of Exercise of Non-Qualified Stock Option


          Subject to the terms of the Non-Qualified Stock Option Agreement under which the non-qualified stock option herein referenced was granted to me on April 17, 1997 by The Judge Group, Inc., I hereby exercise such non-qualified stock option with respect to the following number of shares of The Judge Group, Inc. common stock, par value $.01 per share ("Shares"):

          Number of Shares to be purchased    ____________

          Option price per Share             $____________

          Total option price                 $____________

[Check one of the following to indicate method of payment:]

     [____] Enclosed is cash or its equivalent, in the amount of $ in full payment for such Shares.

     [[____] Enclosed is/are Common Shares with a total Fair Market Value of $ in full payment for such Shares.

     [____] Enclosed are cash or its equivalent, in the amount of $ and Common Shares with a total Fair Market Value of $ in full payment for such Shares.]

     Please have the certificate or certificates representing the purchased Shares registered in the following name or names1 _____________________________ and sent to ___________________________________ .


DATED:________________________, 19_____.          NON-EMPLOYEE DIRECTOR



                                                  ______________________
                                                       Signature

________
1 Certificates may be registered in the name of the Non-Employee Director alone or in the names of the Non-Employee Director and his or her spouse, jointly, with right of survivorship.


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